SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C, 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):                 April 22, 1998
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                           FINOVA CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                       1-11011                      94-1278569
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(State or Other Jurisdiction           (Commission              (I.R.S. Employer
     of Incorporation)                 File Number)          Identification No.)



1850 NORTH CENTRAL AVENUE, P. O. BOX 2209, PHOENIX, ARIZONA           85004-2209
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:                 602/207-6900
                                                   -----------------------------

Item 5.   Other Events.

          FINOVA Capital Corporation announced revenues, net income and selected financial data and ratios for the first quarter ended March 31, 1998 (unaudited).

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits:


                    Exhibits                         Title
                    --------       ---------------------------------------------

                       28 Press Release of FINOVA Capital Corporation dated April 22, 1998

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           FINOVA CAPITAL CORPORATION

                                  (Registrant)



Dated:  April 24, 1998     By    /s/ Bruno A. Marszowski
                             -------------------------------
                             Bruno A. Marszowski, Senior Vice President,
                             Chief Financial Officer and Controller
                             Principal Financial Officer/Authorized Officer

                                   EXHIBIT 28


Robert J. Fitzsimmons                                              Embargo until
602/ 207-5759                                                 8:00 a.m. (E.D.T.)

              THESE ARE THE EARNINGS FOR FINOVA CAPITAL CORPORATION
               THE PRINCIPAL SUBSIDIARY OF THE FINOVA GROUP INC.
                   WHOSE EARNINGS WERE RELEASED APRIL 21, 1998


                         The FINOVA Capital Corporation
                      Announces 22% Increase in Net Income
                            For First Quarter of 1998

PHOENIX, Ariz., Apr. 22, 1998 - FINOVA Capital Corporation today announced record net income of $40.0 million for the quarter ended March 31, 1998, compared to $32.8 million earned in the first quarter of 1997, a 22% increase in net income

     "FINOVA's results for the first quarter reflect both higher returns from our funded portfolio and exceptional growth in our fee-based businesses," commented Sam Eichenfield, chairman and chief executive officer of FINOVA. Volume-based fee income, including the contribution of FINOVA Realty Capital, nearly tripled to $22.2 million in the first quarter of 1998 compared to $7.8 million a year ago (excluding FINOVA Realty Capital, volume-based income rose 65%).

     Interest margins earned grew to $108.7 million for the first three months of 1998 compared to $95.7 million in 1997, resulting from consistent yields and 16% growth in managed assets over the last twelve months.

     During the three months ended March 31, 1998, the company recorded provisions for credit losses totaling $9.5 million, resulting in reserves for credit losses of 2.0% of ending managed assets (excluding participations) at March 31, 1998, the same percentage as a year ago. Write-offs for the first quarter totaled $13.9 million, including $9.2 million of previously identified and specifically reserved accounts. "Nonearning assets increased modestly from 2.1% to 2.2% during the first quarter and remain well below the company's target nonearnings level of 3% to 4%," noted Eichenfield.

     "With the addition of over 80 business development officers from the FINOVA Realty Capital acquisition, we are not only excited about our potential in the mortgage banking arena, but also about the cross-selling opportunities this new network should bring us," continued Eichenfield. "We are still sorting out the ultimate impact of these additional business development officers and their support staff on our operating ratio; however, it was encouraging to see that operating expenses for the first quarter of 1998 were 43.5% of interest margins and fees earned, compared to 44.3% for the first three months of 1997."

     FINOVA Capital Corporation is one of the nation's leading financial services companies focused on providing a broad range of capital solutions primarily to midsize business. FINOVA is headquartered in Phoenix with business development offices throughout the U.S. and in London, U.K., and Toronto, Canada.

                                       ###

                           FINOVA Capital Corporation
                          and Consolidated Subsidiaries
                         Summary of Consolidated Income
                                   (Unaudited)
                             (Dollars in Thousands)


                                                              Quarter Ended
                                                                March 31,
                                                         ----------------------
                                                            1998         1997
                                                         ---------    ---------

Interest earned from financing transactions              $ 203,736    $ 183,328
Operating lease income                                      32,663       25,965
Interest expense                                          (110,572)     (97,172)
Operating lease depreciation                               (17,170)     (16,449)
                                                         ---------    ---------
Interest margins earned                                    108,657       95,672
Volume-based fee income                                     22,156        7,784
                                                         ---------    ---------
                                                           130,813      103,456
Provision for credit losses                                 (9,500)      (8,000)
Gains on disposal of assets                                  1,223        3,233
Selling, administrative and other operating expenses       (56,958)     (45,878)
                                                         ---------    ---------
Income before income taxes                                  65,578       52,811
Income taxes                                               (25,555)     (19,998)
                                                         ---------    ---------

Net Income                                               $  40,023    $  32,813
                                                         =========    =========

                           FINOVA Capital Corporation
         Selected Consolidated Financial Data and Ratios (Unaudited) (1)
                             (Dollars in Thousands)

                                                                                    As of
                                                        As of March 31,          December 31,
                                                 --------------------------------------------
FINANCIAL POSITION:                                  1998            1997            1997
                                                 ------------    ------------    ------------
Ending funds employed (EFE)                      $  8,667,889    $  7,479,373    $  8,399,456
Securitizations and participations sold (2)           464,550         380,994         457,967
                                                 ------------    ------------    ------------
  Total managed assets                              9,132,439       7,860,367       8,857,423
Reserve for credit losses                             175,967         152,545         177,088
Nonaccruing assets                                    195,267         158,255         187,356
Nonaccruing assets as  % of managed assets (4)            2.2%            2.0%            2.1%
Reserve for credit losses as a % of:
  Ending managed assets (4)                               2.0%            2.0%            2.0%
  Nonaccruing assets                                     90.1%           96.4%           94.5%
Total debt                                       $  7,115,327    $  6,010,987    $  6,764,581
Common shareowner's equity                          1,292,135       1,093,677       1,260,068
Total debt to equity                                    5.51x           5.50x           5.37x
Backlog                                             1,842,545       1,544,051       1,601,218

                                                                                 For the Year
                                                     For the Quarter Ended          Ended
                                                           March 31,             December 31,
                                                 ----------------------------    ------------
PERFORMANCE HIGHLIGHTS:                              1998            1997            1997
                                                 ------------    ------------    ------------
Average managed assets                           $  8,901,429    $  7,735,154    $  8,153,076
Average earning assets (3)                          8,001,665       6,957,488       7,356,845
New business                                          692,080         611,634       3,311,105
Fee-based volume                                    1,804,432         815,251       4,532,494
Write-offs                                             13,912           5,300          45,487
Write-offs (annualized) as a % of
 average managed assets (4)                              0.63%           0.28%           0.56%
Interest margins and fees (annualized) as
 a % of average earning assets                            6.5%            5.9%            6.2%
Interest margins earned
 (annualized) as a % of average
 earning assets (5)                                       5.4%            5.5%            5.6%
Selling, administrative and other
 operating expenses as a % of
 interest margins and fees earned                        43.5%           44.3%           41.8%

(1)  Averages for the periods presented are based on month-end balances.
(2) Securitizations are assets sold under securitization agreements and managed by the Company.
(3) Average earning assets equal average funds employed less average deferred taxes on leveraged leases and average nonaccruing assets.
(4) Excludes participations sold in which the Company has transferred credit risk.
(5) Restated to exclude volume-based fee income previously included in interest margins earned.